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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Powerwave Technologies, Inc. on Form S-3 of our report dated January 23, 2001, appearing in the Annual Report on Form 10-K of Powerwave Technologies, Inc. for the year ended December 31, 2000.

DELOITTE & TOUCHE llp

Costa Mesa, California
January 23, 2002